Exhibit 10.1
AMENDMENT NO. 1 AND WAIVER TO
CREDIT AGREEMENT
Dated as of February 13, 2006
          AMENDMENT NO. 1 AND WAIVER TO CREDIT AGREEMENT (this “Waiver”) among ACCO Brands Corporation, a Delaware corporation (the “Company”), ACCO Nederland Holdings B.V. (as successor to Furlon Holding B.V.), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands (the “Dutch Borrower”), ACCO Brands Europe Ltd., a limited company organized under the laws of England and Wales with registered number 5532999 (the “U.K. Borrower” and, together with the Company and the Dutch Borrower, the “Borrowers”), the Lenders listed on the signature pages hereto, Citicorp North America Inc., as administrative agent (the “Administrative Agent”).
PRELIMINARY STATEMENTS
          (1) WHEREAS, the Borrowers are parties to a certain Credit Agreement, dated as of August 17, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement” (terms used herein without definition in this Waiver have the meanings given such terms by the Credit Agreement)), among the Borrowers, the Lenders, the Administrative Agent and the other parties named therein;
          (2) WHEREAS, the Borrowers have requested that the Required Banks agree to amend and waive certain provisions of the Credit Agreement;
          (3) WHEREAS, the Requisite Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend and waive certain provisions of the Credit Agreement as set forth below;
          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:
          SECTION 1. Waiver. As of the Effective Date (as defined in Section 3), the Requisite Lenders hereby waive any Default or Event of Default (including as a result of any breach of any representation or warranty in Section 4.4 of the Credit Agreement or a violation of the requirements of Section 6.1 of the Credit Agreement) that may have resulted from understatements of net deferred taxes payable of approximately $45 million and taxes currently payable of approximately $6 million, and overstatement of equity of approximately $51 million (the “Disclosed Financial Adjustments”) in the Company’s consolidated financial statements for the years ended December 27, 2004, 2003 and 2002, for the three months ended March 25, 2005, for the six months ended June 25, 2005 and for the nine months ended September 30, 2005 (the “Specified Financial Statements”) resulting from:

     (i) the Company’s failure to properly record on the Company’s balance sheet deferred income taxes related to intangible assets acquired before 1993 when it adopted SFAS 109; and
     (ii) the discovery of an error in the Company’s tax provision in 2002 of $2.7 million which related to restructuring charges.
          SECTION 2. Amendment. No representation or warranty contained in Article IV of the Credit Agreement shall be deemed to be incorrect as of the date of making such representation or warranty following the Effective Date, solely as a result of the failure of the Specified Financial Statements to reflect the Disclosed Financial Adjustments.
          SECTION 3. Conditions to Effectiveness. This Waiver shall become effective when, and only when, and as of the date (the “Effective Date”) on which (a) the Administrative Agent shall have received counterparts of this Waiver executed by the Borrowers and the Required Lenders, (b) the Administrative Agent shall have received (for the pro rata accounts of each applicable consenting Lender) a fee equal to 0.05% of the aggregate amount of Loans and Commitments held by the Lenders that have consented to this Waiver on or prior to 5:00 p.m., New York City time, on February 13, 2006, (c) the Administrative Agent shall have received a certificate signed by a duly authorized officer of the Company dated the Effective Date, to the effect that, after giving effect to this Waiver: (i) the representations and warranties contained in each of the Loan Documents are true and correct in all material respects on and as of the Effective Date as though made on and as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date); and (ii) no Default has occurred and is continuing.
          SECTION 4. Representations and Warranties. The Borrowers represent and warrant as follows:
          (a) The representations and warranties contained in each of the Loan Documents, after giving effect to this Waiver, are true and correct in all material respects on and as of the date of this Waiver, as though made on and as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date).
          (b) After giving effect to this Waiver, no Default has occurred and is continuing on the date hereof.
          SECTION 5. Reference to and Effect on the Loan Documents. (a) On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as modified hereby.
           (b) The Credit Agreement and each of the other Loan Documents, as specifically modified by this Waiver, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Credit Agreement or the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or the other Loan Documents.
          SECTION 6. GOVERNING LAW. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 7. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS WAIVER OR THE ACTIONS OF THE COLLATERAL TRUSTEES OR THE AGENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.
          SECTION 8. Execution in Counterparts. This Waiver may be executed by one or more of the parties to this Waiver on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
          SECTION 9. Costs and Expenses. The Borrowers hereby agree to pay all reasonable costs and expenses of the Administrative Agent associated with the preparation, execution, delivery, administration, and enforcement of this Waiver, including, without limitation, the reasonable fees and expenses of the Administrative Agent’s counsel and other out-of-pocket expenses related hereto. Delivery of an executed counterpart of a signature page to this Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Waiver.

          IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ACCO Brands Corporation, as U.S. Borrower
By:
Name:
Title:

ACCO Brands Europe Ltd., as U.K. Borrower
By:
Name:
Title:

ACCO Nederland Holdings B.V., as Dutch Borrower
By:
Name:
Title:

Citicorp North America, Inc., as Administrative Agent
By:
Name:
Title:

[Lender]
By:
Name:
Title: